Exhibit 32
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     I, the undersigned Deborah M. Fretz, being the President and Chief Executive Officer, of Sunoco Partners LLC, the general partner of the registrant Sunoco Logistics Partners L.P., do each hereby certify that the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco Logistics Partners L.P.
Date: November 2, 2006

/s/ Deborah M. Fretz
Name:	Deborah M. Fretz
Title:	President, Chief Executive Officer and Principal Financial Officer

41